DRYDEN GOVERNMENT SECURITIES TRUST
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NJ



July 28, 2006



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:	Dryden Government Securities Trust
File No. 811-3264



Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended May 31, 2006. The enclosed is being filed electronically via the EDGAR System.

Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 27th day of July 2006.


Dryden Government Securities Trust



Witness: /s/ George Chen					By: /s/ Jonathan D.
Shain___		    George Chen							Jonathan
D. Shain
Assistant Secretary